  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-284911
Prospectus Supplement
(To Prospectus dated April 9, 2025)
Up to $2,500,000,000
Exelon Corporation
Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, without par value, having aggregate gross sale proceeds of up to $2,500,000,000 through Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets, Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, as our agents under the equity distribution agreement. We refer to Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets, Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, each as a sales agent and collectively as the sales agents.
Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions through the facilities of The Nasdaq Stock Market LLC (“Nasdaq”) at market prices, to or through a market maker, through an electronic communications network, or any method permitted by applicable law as otherwise agreed between the applicable sales agent and us. In connection with sales through the sales agents under the equity distribution agreement, we will pay the applicable sales agent a commission equal to up to 1.5% of the gross sales price of all shares of our common stock sold by such sales agent.
The equity distribution agreement also provides that we may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction, and we will describe that terms agreement in a separate prospectus supplement or pricing supplement.
In addition to the issuance and sale of common stock by us through the sales agents acting as sales agents or directly to the sales agents acting as principals, the equity distribution agreement provides that we may enter into one or more forward sale agreements under separate master forward confirmations and the related supplemental confirmations between us and the sales agents or any of their respective affiliates. We refer to sales agents or such affiliates, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. We refer to sales agents, when acting as agents for forward purchasers, as forward sellers.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement(s) of the relevant forward sale agreement with the relevant forward purchaser on dates specified by us on or prior to the maturity date of such forward sale agreement, in which case, we will expect to receive, subject to certain adjustments, aggregate net cash proceeds at settlement equal to the number of shares underlying the relevant forward sale agreement, multiplied by the relevant forward sale price. Although we expect to physically settle any forward sale agreements, we may elect to cash settle or net share settle a forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser to us under its forward sale agreement, a commission of up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller.
None of the sales agents is required to sell any specific number or dollar amount of shares of our common stock, but each sales agent has agreed to use reasonable efforts to sell on our behalf all of the designated shares of common stock, and each of the forward sellers has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the relevant shares of our common stock to hedge the relevant forward purchaser’s exposure under the particular forward sale agreement, on mutually agreed terms between the sales agent and us (in the case of sales by a sales agent) or among the forward seller, applicable forward purchaser and us (in the case of sales by a forward seller). Sales of our common stock to which this prospectus supplement relates will be made through only one of the sales agents or one of the forward sellers, as the case may be, on any given day. In no event will the aggregate number of shares of our common stock sold under the equity distribution agreement through the sales agents, each as an agent for us, as principal and as a forward seller, have an aggregate gross sales price in excess of $2,500,000,000. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale, under the equity distribution agreement, of shares of our common stock with an aggregate gross sales proceeds sales price of $2,500,000,000, and (2) the termination of the equity distribution agreement, pursuant to its terms.
Our common stock is listed on Nasdaq under the symbol “EXC.” On May 1, 2025, the last reported sale price of our common stock on Nasdaq was $46.60 per share.
Investing in our common stock involves risks. See “Risk Factors” on page S-8 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Barclays	BNP Paribas	BofA Securities
Citigroup	Credit Agricole CIB	Goldman Sachs & Co. LLC
J.P. Morgan	Mizuho	Morgan Stanley
MUFG	RBC Capital Markets	Scotiabank
Wells Fargo Securities
May 1, 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
When we refer to “Exelon,” “the Company,” “we,” “us” or “our” in this prospectus supplement, we mean Exelon and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates, and “this offering” refers to this offering of the shares from time to time pursuant to this prospectus supplement and the accompanying prospectus.
All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of our common stock. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
We have not, and the sales agents, the principals, the forward sellers and the forward purchasers have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the sales agents, the principals or the forward sellers take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the sales agents, the principals or the forward sellers are offering to sell our common stock or seeking offers to buy our common stock in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution (Conflicts of Interest).”

The accompanying prospectus also includes information about our subsidiary, Commonwealth Edison Company (ComEd) and its securities. Exelon and ComEd file combined reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to Exelon is incorporated by reference in this prospectus supplement and the accompanying prospectus. Exelon does not make any representations as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than Exelon in determining whether to invest in the shares offered hereby.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements within the meaning of federal securities laws. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to:
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unfavorable legislative and/or regulatory actions;

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uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof;

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environmental liabilities and remediation costs;

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state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies;

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challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions;

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negative outcomes in legal proceedings;

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adverse impact of the activities associated with the past deferred prosecution agreement and now-resolved SEC investigation on Exelon’s and ComEd’s reputation and relationships with legislators, regulators, and customers;

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physical security and cybersecurity risks;

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extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events;

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disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs;

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lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties;

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emerging technologies that could affect or transform the energy industry;

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instability in capital and credit markets;

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a downgrade of any registrant’s credit ratings or other failure to satisfy the credit standards in the registrants’ agreements or regulatory financial requirements;

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significant economic downturns or increases in customer rates;

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impacts of climate change and weather on energy usage and maintenance and capital costs; and

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impairment of long-lived assets, goodwill, and other assets.

New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information about the factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, see the factors discussed herein, as well as the items discussed in (1) Exelon’s 2024 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) Exelon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 in (a) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (b) Part I, ITEM 1. Financial Statements: Note 11, Commitments and Contingencies and (3) other factors discussed in filings with the SEC by Exelon.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.
Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Exelon,” the “Company,” “we,” “us” and “our” mean Exelon and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates.
Our Company
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged in energy distribution and transmission businesses through ComEd, PECO Energy Company (“PECO”), Baltimore Gas and Electric Company (“BGE”), Potomac Electric Power Company (“Pepco”), Delmarva Power & Light Company (“DPL”) and Atlantic City Electric Company (“ACE”) (collectively, the “Utility Registrants”). Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in northern Illinois, including the City of Chicago.
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.
DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of Delaware and Maryland, and the purchase and regulated retail sale of natural gas and distribution of natural gas to retail customers in portions of New Castle County in Delaware.
ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of southern New Jersey.
The Separation
On February 21, 2021, Exelon’s Board of Directors approved a plan to separate (“the separation”) the Utility Registrants and Constellation Energy Generation, LLC, a Pennsylvania limited liability company (“Generation”). Exelon completed the separation on February 1, 2022, creating two publicly traded companies, Exelon and Constellation Energy Corporation. Constellation Energy Corporation was newly formed and incorporated in Pennsylvania on June 15, 2021 for the purpose of the separation and holds Generation.

THE OFFERING
The following summary contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision.
As used in this section, unless the context otherwise requires, references to “Exelon,” the “Company,” “we,” “us,” “our” and similar references refer only to Exelon Corporation and not to its consolidated subsidiaries.
Issuer
Exelon Corporation, a Pennsylvania corporation.
Common Stock Offered
Shares of our common stock, having aggregate gross sale proceeds of up to $2,500,000,000.
Use of Proceeds
We expect to use the net proceeds, if any, from this offering for general corporate purposes, including to discharge or retire (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser to us under its forward sale agreement, a commission of up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller.
We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, and are entitled to receive any proceeds, for the purposes described above. Although we intend to physically settle any forward sale agreements, we may elect to cash settle or net share settle a forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution (Conflicts of Interest) — Sales through Forward Sellers” for a description of the terms of the forward sale agreements, including the terms under which we may receive (or owe) value thereunder.
See “Use of Proceeds.”
Conflicts of Interest
The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, the sales agents or banking affiliates of the sales agents may have a portion of their term loans to the Company repaid with net proceeds from this offering. See “Use of Proceeds” in this prospectus supplement.
Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement and (ii) three of the sales agents and banking affiliates of three of the sales agents may have a portion of their term loans or other debt to the Company repaid with net proceeds from this offering, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121). See “Plan of Distribution (Conflicts of Interest) — Other Relationships (Conflicts of Interest)” in this prospectus supplement.
Accounting Treatment of Forward Sales
In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement. However, if we physically or net share settle any forward sale agreement, delivery by us of shares of our common stock upon settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.
Dividend Policy
We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Listing of Our Common Stock and Dividends.”

Listing
Our common stock is listed on Nasdaq under the symbol “EXC.”
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.
Certain United States Federal Income and Estate Tax Considerations
Certain United States federal income and estate tax considerations to non-U.S. holders (as defined below) of purchasing, owning and disposing of our common stock are described in “Certain United States Federal Income and Estate Tax Considerations to Non-U.S. Holders” included in this prospectus supplement.
Risk Factors
Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this prospectus supplement, the factors listed under “Forward-Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement before making a decision to invest in our common stock. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of our securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in our common stock. See “Where You Can Find More Information.”
Risks Related to This Offering and Our Common Stock
Settlement provisions contained in a forward sale agreement could subject us to risks if certain events occur, which could have effects on our results of operations and liquidity with substantial cash payment obligations, could result in dilution to our earnings per share and return on equity, and could cause the market price of our common stock to decline.
A forward purchaser will have the right to accelerate a particular forward sale agreement that it enters into with us and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle such forward sale agreement on a date specified by such forward purchaser if:
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the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

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the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement for a stock borrowing cost not exceeding a threshold specified in that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it or its affiliate would incur a stock borrowing cost in excess of a threshold specified in that particular forward sale agreement;

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we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement, including where such dividend, issue or distribution is:

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payable in cash in excess of specified amounts or having an ex-dividend date that occurs earlier than a specified date,

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payable in securities of another company as a result of a spinoff or similar transaction, or

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of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

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an event is announced that, if consummated, would result in a specified extraordinary event under such forward sale agreement (including certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock, and certain changes in law); or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such forward sale agreement or a market disruption event during a hedging unwind period for cash settlement or net share settlement that lasts for more than eight scheduled trading days (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any particular forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement or, if we so elect and the forward purchaser permits our election, net share settlement provisions of the applicable forward sale agreement, in each case, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreements will automatically terminate without further liability of either party (other than in the event of a breach by us of certain representations or warranties contained in the forward sale agreement). Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled in whole or in part at our option earlier than that specified date. Except under the circumstances described above, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. Subject to the provisions of such forward sale agreement, delivery of shares of our common stock on any physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
Notwithstanding any settlement election to the contrary, physical settlement will apply to all or a portion of a settlement under a particular forward sale agreement if, on the date of the applicable settlement notice or on any day during the relevant unwind period, (i) the market price per share of our common stock is less than 50% of the initial forward price for such transaction or (ii) the applicable forward purchaser determines that certain trading conditions or legal, regulatory or self-regulatory requirements (or related policies and procedures) exist that constrain the forward purchaser’s ability to unwind its applicable hedging position in our common stock.
The forward sale price we expect to receive upon physical settlement of any particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will decrease on certain dates specified in the relevant forward sale agreement by the quarterly dividend amount per share that, as of the time of entry into such forward sale agreement, we expect to declare during the term of such forward sale agreement. The forward sale price may also be subject to decrease if the cost to the forward purchaser of borrowing the number of shares of our common stock underlying the particular forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread for such particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price for such day. If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers” for information on the forward sale agreements.
In the case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or any other proceeding commences with respect to us under the U.S. Bankruptcy Code, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The price of our common stock may fluctuate significantly.
The price of our common stock on Nasdaq constantly changes. We expect that the market price of our common stock will continue to fluctuate.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
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any failure to meet the performance estimates of securities analysts;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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actions by applicable regulatory authorities;

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our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

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changes in buy/sell recommendations by securities analysts;

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fluctuations in our operating results;

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substantial sales of our common stock;

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general stock market conditions;

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an economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers;

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changes in U.S. and global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility; or

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other economic or external factors.

In addition, in recent years, the stock market in general has experienced periods of extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.
The common stock to be offered under this prospectus supplement may be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We, the sales agents and the forward sellers will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there may be no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Our ability to pay dividends and to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize the cash flows from those subsidiaries.
Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of March 31, 2025, our subsidiaries had outstanding approximately $33.062 billion of long-term debt, including long-term debt to financing trusts and the portion of long-term debt due within one year.
The issuance of shares under the equity distribution agreement and any forward sale agreement may be dilutive and there may be future dilution of our common stock.
The issuance of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected net income available to common shareholders per share and funds from operations per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional securities in the future, including common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock may be at prices below the offering price of the shares of common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.

USE OF PROCEEDS
We expect to use the net proceeds from this offering, if any, for general corporate purposes, including to discharge or retire (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt.
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, the market price at which they are sold and, with respect to any forward sale transaction, the settlement method as described below. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement or any forward sale agreement as a source of financing.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser to us under its forward sale agreement, a commission of up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller.
In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Although we intend to physically settle any forward sale agreements, we may elect to cash settle or net share settle a forward sale agreement, in which case, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the immediately preceding sentence (in the case of any cash settlement) or will not receive any cash proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant forward purchaser. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement and are entitled to receive any proceeds, for the purposes provided in the first paragraph of this section. See “Plan of Distribution (Conflicts of Interest) — Sales through Forward Sellers” for a description of the terms of the forward sale agreements, including the terms under which we may receive (or owe) value thereunder.
LISTING OF OUR COMMON STOCK AND DIVIDENDS
Our common stock is listed on Nasdaq under the symbol “EXC.” On May 1, 2025, the last reported sale price of our common stock on Nasdaq was $46.60. As of May 1, 2025, there were 71,845 holders of record of our common stock.
We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors — Risks Related to this Offering and Our Common Stock — Our ability to pay dividends and to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize the cash flows from these subsidiaries.”
CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX
CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
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the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock.
Federal Estate Tax
Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Provision of a properly executed applicable IRS Form W-8 by a non-U.S. holder certifying its non-U.S. status generally will permit the non-U.S. holder to avoid backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (1) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement, dated May 2, 2025, with each of the sales agents and, as applicable, principals, forward sellers and forward purchasers under which we may issue and sell up to $2,500,000,000 in aggregate gross sale proceeds of shares of our common stock from time to time through the sales agents acting as sales agents or, if applicable, directly to the sales agents acting as principals for the offer and sale of shares of our common stock. The equity distribution agreement also provides that, in addition to the issuance and sale of shares of our common stock by us through the sales agents or directly to the sales agents acting as principals, from time to time we also may deliver a forward placement notice relating to a forward sale to any of the forward purchasers and the applicable forward seller. If such forward placement notice is accepted in connection therewith, the applicable forward seller will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell shares of our common stock borrowed by the applicable forward purchaser in connection with one or more forward sale agreements, as described below. In no event will the aggregate number of shares of our common stock sold under the equity distribution agreement through the sales agents, each as an agent for us, as principal and as a forward seller have an aggregate gross sales price in excess of $2,500,000,000.
Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions through the facilities of Nasdaq at market prices, to or through a market maker, through an electronic communications network, or any method permitted by applicable law as otherwise agreed between the applicable sales agent and us.
The equity distribution agreement also provides that we may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction, and we will describe that terms agreement in a separate prospectus supplement or pricing supplement.
We intend to report to the SEC at least quarterly (i) the number of shares of our common stock sold to or through the sales agents (including as forward sellers) under the equity distribution agreement during the relevant quarterly period and (ii) the aggregate net proceeds to us in connection with such sales, together with any other information we reasonably believe is required to comply with the Securities Act and Exchange Act with respect to such sales.
In connection with the sale of our common stock as contemplated in this prospectus supplement, each of the sales agents, the forward sellers and the forward purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents, forward sellers and the forward purchasers may be deemed to be underwriting commissions or discounts.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under the Exchange Act. If we or the sales agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended, are not satisfied with respect to us or our common stock, we, the sales agents, the forward sellers or the forward purchasers, as applicable, are required by the equity distribution agreement to notify the other parties and sales of common stock under the equity distribution agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
Sales Through Sales Agents
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents. Upon receipt of such instructions from us, and subject to the terms and conditions of the equity distribution agreement, each sales agent has agreed to use its reasonable efforts to sell the amount of shares of our common stock specified in our instructions. The obligation of any sales agent under the equity distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion. We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Settlement for sales of shares of our common stock will occur on the first trading day following the date on which the sales were made unless another date shall be agreed to in writing by us and the relevant sales agent.
We will pay each sales agent a commission equal to up to 1.5% of the sales price of all shares of our common stock sold through it as our agent under the equity distribution agreement.
Sales Through Forward Sellers
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver a forward placement notice relating to a forward sale to any of the forward purchasers and the applicable forward seller. If such forward placement notice is accepted, in connection therewith and subject to the terms and conditions of the equity distribution agreement and the applicable forward sale agreement, the relevant forward purchaser or its affiliate will use commercially reasonable efforts to borrow, and the affiliated forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, shares of our common stock on such terms to hedge such forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward purchaser or forward seller may immediately suspend or terminate the offering of shares of our common stock in respect of a forward sale agreement at any time upon proper notice to the other parties.
We expect settlement between a forward purchaser and the relevant forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares in the market, to occur on the first trading day (or such other day as is industry practice for regular-way trading) following each date on which the sales are made unless another date shall be agreed to in writing by us and the relevant sales agent.
In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward selling commission.
The initial forward sale price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average gross price per share at which the borrowed shares of our common stock were sold pursuant to the relevant equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such forward sale agreement. Thereafter, the initial forward sale price will be subject to the price adjustment provisions of the relevant forward sale agreement. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends that, as of the time of entry into such forward sale agreement, we expect to declare during the term of such forward sale agreement. The forward sale price may also be subject to decrease if the cost to the forward purchaser of borrowing the number of shares of our common stock underlying the particular forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement. However, if we physically or net share settle any forward sale agreement, delivery by us of shares of our common stock upon settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled in whole or in part at our option earlier than that specified date. Except under the circumstances described below, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. If we elect cash or net share settlement of all or a portion of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time, thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
Notwithstanding any settlement election to the contrary, physical settlement will apply to all or a portion of a settlement under a particular forward sale agreement if, on the date of the applicable settlement notice or on any day during the relevant unwind period, (i) the market price per share of our common stock is less than 50% of the initial forward price for such transaction or (ii) the applicable forward purchaser determines that certain trading conditions or legal, regulatory or self-regulatory requirements (or related policies and procedures) exist that constrain the forward purchaser’s ability to unwind its applicable hedging position in our common stock.
A forward purchaser will have the right to accelerate a particular forward sale agreement that it enters into with us and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle such forward sale agreement on a date specified by such forward purchaser if:
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the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

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the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement for a stock borrowing cost not exceeding a threshold specified in that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it or its affiliate would incur a stock borrowing cost in excess of a threshold specified in that particular forward sale agreement;

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we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement, including where such dividend, issue or distribution is:

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payable in cash in excess of specified amounts or having an ex-dividend date that occurs earlier than a specified date,

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payable in securities of another company as a result of a spinoff or similar transaction, or

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of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

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an event is announced that if consummated would result in a specified extraordinary event under such forward sale agreement (including certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock, and certain changes in law); or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such forward sale agreement or a market disruption event during a hedging unwind period for cash settlement or net share settlement that lasts for more than eight scheduled trading days (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any particular forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement or, if we so elect and the forward purchaser permits our election, net share settlement provisions of the applicable forward sale agreement, in each case, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreements will automatically terminate without further liability of either party (other than in the event of a breach by us of certain representations or warranties contained in the forward sale agreement). Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement.
Indemnification
In connection with the sale of our common stock on our behalf, each of the sales agents, the forward purchasers and the forward sellers may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation paid to the sales agents, the forward purchasers and the forward sellers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to indemnify the sales agents, the forward purchasers and the forward sellers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the sales agents, the forward purchasers and the forward sellers may be required to make for these liabilities.
Stamp Taxes
If you purchase shares of common stock offered by this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the purchase price payable for those shares.
Other Relationships (Conflicts of Interest)
In the ordinary course of their business, certain of the sales agents, the forward purchasers and the forward sellers, and/or their respective affiliates, have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees. Certain of the sales agents, the forward purchasers and the forward sellers, and/or their respective affiliates are also lenders and/or agents under our revolving credit facilities and receive customary fees and expenses in connection therewith. In particular, Barclays Capital Inc. or its banking affiliate, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, and banking affiliates of three of the sales agents, BofA Securities, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, are

lenders under one or more of the Company’s term loans or other debt, which may be repaid with net proceeds from this offering.
The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, three of the sales agents and banking affiliates of three of the sales agents may have a portion of their term loans or other debt to the Company repaid with net proceeds from this offering. Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement and (ii) three of the sales agents and banking affiliates of three of the sales agents may have a portion of its term loan or other debt to the Company repaid with net proceeds from this offering, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).
The sales agents, forward purchasers, forward sellers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the sales agents, forward purchasers, forward sellers and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. If the sales agents, forward purchasers, forward sellers or their affiliates have a lending relationship with us, certain of those sales agents, forward purchasers, forward sellers or their affiliates routinely hedge, and certain other of those sales agents, forward purchasers, forward sellers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the sales agents, forward purchasers, forward sellers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The sales agents, forward purchasers, forward sellers and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us, the sales agents or the forward purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania, including the validity of the securities offered by this prospectus supplement. Certain legal matters will be passed upon for the sales agents and forward sellers by Winston & Strawn LLP, Houston, Texas. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time. Davis Polk & Wardwell LLP, New York, New York has advised the forward purchasers with respect to the forward sale agreements.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we have filed or will file with the SEC at the SEC’s public website (www.sec.gov).
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. This web site and the SEC’s web site above are intended to be inactive textual references only. Information on Exelon’s or the SEC’s web site (other than the documents incorporated by reference) is not a part of this prospectus supplement.
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement.
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
•
Exelon’s Annual Report on Form 10-K for the year ended December 31, 2024;

•
Exelon’s Quarterly Report on Form 10-Q for the period ended March 31, 2025; and

•
Exelon’s Current Reports on Form 8-K filed on February 19, 2025, February 21, 2025 and March 10, 2025.

You can also find more information about us from the sources described under “Documents Incorporated by Reference” in the accompanying prospectus.
Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement or the accompanying prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

$12,575,000,000
EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
COMMONWEALTH EDISON COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units; and

•
preferred stock in one or more series.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon and ComEd sometimes refer to the securities listed above as the “Securities.”
Exelon and ComEd will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 4 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon and ComEd have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon and ComEd (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

Neither of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements within the meaning of federal securities laws. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify forward-looking statements but are not the only means to identify those statements. These forward- looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to:
•
unfavorable legislative and/or regulatory actions;

•
uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof;

•
environmental liabilities and remediation costs;

•
state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies;

•
challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions;

•
negative outcomes in legal proceedings;

•
adverse impact of the activities associated with the past deferred prosecution agreement and now-resolved SEC investigation on Exelon’s and ComEd’s reputation and relationships with legislators, regulators, and customers;

•
physical security and cybersecurity risks;

•
extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events;

•
lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties;

•
emerging technologies that could affect or transform the energy industry;

•
instability in capital and credit markets;

•
a downgrade of any registrant’s credit ratings or other failure to satisfy the credit standards in the registrants’ agreements or regulatory financial requirements;

•
significant economic downturns or increases in customer rates;

•
impacts of climate change and weather on energy usage and maintenance and capital costs; and

•
impairment of long-lived assets, goodwill, and other assets.

New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information about the factors that could cause actual results to differ materially from the forward-looking statements made by Exelon and ComEd, see the factors discussed herein, as well as the items discussed in (1) the registrants’ 2024 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of

Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies and (2) other factors discussed in filings with the Securities and Exchange Commission by the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon and ComEd for the year ended December 31, 2024, filed with the SEC on February 12, 2025. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO Energy Company, Baltimore Gas and Electric Company, Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company, in the energy distribution and transmission businesses.
Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.”

DESCRIPTION OF SECURITIES
EXELON DEBT SECURITIES
The Exelon debt securities will be our direct, unsecured obligations and may be issued from time to time in one or more offerings of one or more series of either senior debt securities or subordinated debt securities.
SENIOR DEBT SECURITIES
The senior debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 11, 2015 (“Senior Indenture”). The Senior Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Senior Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Senior Indenture for provisions that may be important to you.
Ranking
The senior debt securities will be Exelon’s direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The Senior Indenture does not restrict our or our subsidiaries’ ability to incur additional indebtedness.
Events of Default
An “Event of Default” with respect to a series of senior debt securities issued under the Senior Indenture means any of the following:
•
we fail to pay the principal of (or premium, if any, on) any senior debt security of that series when due and payable;

•
we fail to pay any interest on any senior debt security of that series for 30 days after such is due;

•
we fail to observe or perform any other covenants or agreements set forth in the senior debt securities of that series, or in the Senior Indenture in regard to such debt securities, continuously for 90 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series);

•
our failure to pay principal at maturity or acceleration following a default in an aggregate amount of $100 million or more with respect to any Indebtedness (as defined below) of Exelon Corporation (not including Indebtedness of our subsidiaries), or the acceleration of any of our Indebtedness aggregating $100 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice as provided in the Senior Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Senior Indenture; or

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

As used in the immediately preceding paragraph, “Indebtedness” means all obligations for borrowed money.
An Event of Default for a particular series of senior debt securities does not necessarily mean that an Event of Default has occurred for any other series of senior debt securities issued under the Senior Indenture.

If an Event of Default has occurred and has not been cured, the Trustee or the holders of not less than 33% of the principal amount of the senior debt securities of the affected series may declare the entire principal of the senior debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the Trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the senior debt securities of such series.
The Trustee must, within 90 days after a default occurs, notify the holders of the senior debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such senior debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, stating any default by us under any provisions of the Senior Indenture.
Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the senior debt securities of the particular series affected, on behalf of the holders of all senior debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default.
Other than the duty to act with the required standard of care during an event of default, the Trustee is not required to take any action under the Senior Indenture at the request of any holders unless such holders offer the Trustee such reasonable indemnity as it may require. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the senior debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such senior debt securities.
In order to bypass the Trustee and take steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:
•
you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of 33% of the principal amount of all outstanding senior debt securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action; and

•
the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt security on or after its due date.
“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.
Supplemental Indentures
There are three types of changes we can make to the Senior Indenture and the debt securities issued thereunder.
Changes Requiring Each Holder’s Approval
The following changes require the approval of each holder of senior debt securities of the series affected then outstanding:
•
extending the fixed maturity of any senior debt security;

•
reducing the interest rate or extending the time of payment of interest;

•
reducing any premium payable upon redemption;

•
reducing the principal amount;

•
reducing the amount of principal payable upon acceleration of the maturity of a discounted senior debt security following default;

•
changing the currency of payment on a senior debt security; or

•
reducing the percentage of securityholders whose consent is required to modify or amend the Senior Indenture.

Changes Not Requiring Holder Approval
Changes not requiring holder approval are limited to the following:
•
to evidence the succession of another corporation to the Issuer, or successive successions;

•
to add to the covenants;

•
to cure any ambiguity;

•
to establish any other provisions as we may deem necessary or desirable; provided that no such action shall adversely affect the interests of the holders of the senior debt securities in any material respect;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•
to establish the form or terms of senior debt securities of any series;

•
to make any changes permitted by a supplemental indenture provided such change only affects the series of senior debt securities to which such supplemental indenture applies; and

•
to make any change that would provide any additional rights or benefits to the holders of the senior debt securities.

Changes Requiring a Majority of all Holders to Approve
Except for matters requiring the approval of each holder of senior debt securities of the series affected then outstanding specified above, a vote in favor by securityholders owning a majority of the principal amount of the senior debt securities of a particular series of affected senior debt securities is required for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the senior debt securities of each such series.
Consolidation, Merger or Sale
We may not merge or consolidate with any person (as defined in the Indenture) or sell substantially all of our assets as an entirety unless:
•
we are the continuing corporation or the successor person is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state and expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us; and

•
we, or the successor person, are not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the Senior Indenture binding on us.

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the senior debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.
The Senior Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the senior debt securities of a series (except for, among other things, obligations to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Senior Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the senior debt securities of a series and such related clause under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the senior debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the senior debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to the senior debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the senior debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The Senior Indenture is governed by the laws of the State of New York.
SUBORDINATED DEBT SECURITIES
The subordinated debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 17, 2014 (“Subordinated Indenture”). The Subordinated Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Subordinated Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Subordinated Indenture for provisions that may be important to you.
Events of Default
The Events of Default and related provisions in the Subordinated Indenture will apply to the subordinated debt securities including:
a)
failure to pay interest, on any note within 30 days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of the Subordinated Indenture); provided, however, that a valid extension of the interest payment period by the Company as contemplated in the Subordinated Indenture shall not constitute a default in the payment of interest for this purpose; or

b)
failure to pay the principal of or premium, if any, on any note when it becomes due and payable (whether or not payment is prohibited by the subordination provisions of the Subordinated Indenture); or

c)
failure to perform, or breach of, any covenant or warranty of the Company in the Subordinated Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in the applicable section of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of one or more series of securities other than the subordinated debt securities) and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 33% in principal amount of the outstanding subordinated debt securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture, unless the Trustee, or the Trustee and the holders of a principal amount of subordinated debt securities not less than the principal amount of subordinated debt securities the holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of subordinated debt securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued in good faith; or

d)
the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

e)
the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company.

The holders of a majority in principal amount of outstanding subordinated debt securities may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the subordinated debt securities (including the redemption price or purchase price of the subordinated debt securities, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security.
If any portion of the amount payable on the subordinated debt securities upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.
Consolidation, Merger or Sale
We may not merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (1) either we are the continuing person, or the successor person (if other than us) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and interest on the subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such person, and (2) we or such successor person, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.
In case of any such consolidation, merger or conveyance, such successor person will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the subordinated debt securities.
Modification of Subordinated Indenture
Without Holder Consent
Without the consent of any holders of subordinated debt securities, we and the Trustee may from time to time amend and/or supplement the Subordinated Indenture and the subordinated debt securities for the following purposes:
•
to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor corporation of our covenants, agreements and obligations pursuant to the provisions described under “— Consolidation, Merger or Sale”;

•
to add to our covenants such further covenants, restrictions or conditions to be for the protection of the holders of the subordinated debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the Trustee upon such default;

•
to change or eliminate any provision of the Subordinated Indenture; provided, however, that any such change or elimination becomes effective only when there are no subordinated debt securities outstanding, or the subordinated debt securities are not entitled to the benefit of such provision;

•
to cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture that may be defective or inconsistent with any other provisions contained therein, or to make such other provision in regard to matters or questions arising under the indenture; provided that such action will not adversely affect the interest of the holders of the subordinated debt securities in any material respect;

•
to mortgage or pledge to the Trustee as security for the subordinated debt securities any property or assets that we may desire to mortgage or pledge as security for the subordinated debt securities; and

•
to qualify, or maintain the qualification of, the Subordinated Indenture under the Trust Indenture Act.

With Holder Consent
Under the Subordinated Indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Indenture or of modifying in any manner the rights of the holders of the subordinated debt securities under the Subordinated Indenture may be entered into by us, when authorized by board resolution, and the Trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated debt securities. However, no such supplemental indenture shall:
•
change the maturity of the subordinated debt securities, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change theprovisions pursuant to which the rate of interest on the subordinated debt securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars without the consent of the holder of each subordinated debt security so affected;
•
reduce the percentage of subordinated debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all subordinated debt securities then outstanding;

•
modify any of the provisions of the Subordinated Indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the Trustee by holders of subordinated debt securities, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all subordinated debt securities then outstanding; or

•
modify the provisions relating to the subordination of the subordinated debt securities in a manner adverse to the rights of the holders thereof without the consent of the holder of each subordinated debt security so affected.

A supplemental indenture that changes or eliminates any covenant or other provision of the Subordinated Indenture expressly included solely for the benefit of holders of securities other than the subordinated debt securities, or which modifies the rights of the holders of securities other than the subordinated debt securities with respect to such covenant or other provision, will be deemed not to affect the rights under the Subordinated Indenture of the holders of the subordinated debt securities.
We may omit to comply with any covenant or condition contained in the Subordinated Indenture if holders of a majority in principal amount of the subordinated debt securities waive such compliance.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness as defined below.
If:
•
we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•
a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•
the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.
“Senior Indebtedness” means all of our obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:
•
obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, subordinated debt securities, debentures, bonds or other securities or instruments;

•
capitalized lease obligations;

•
all obligations of the types referred to in clauses (a) and (b) above of others which the we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•
all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories;

unless, in the case of any particular obligation, indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such obligation, indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Securities; and provided further that trade accounts payable and accrued liabilities arising in the ordinary course of business shall not be deemed to be Senior Indebtedness.
Senior Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the indenture to change the subordination provisions without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.
Holders of the subordinated debt securities should recognize that contractual provisions in the indenture may prohibit us from making payments on the subordinated debt securities. The subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our Senior Indebtedness, as defined above.
Governing Law
The Subordinated Indenture is governed by the laws of the State of New York.
EXELON COMMON STOCK
The description below is a summary of certain provisions of our common stock. The Pennsylvania Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws determine the rights and privileges of holders of our common stock. We encourage you to read such documents, which have been filed with the SEC and are incorporated herein by reference, and the Pennsylvania law for more information regarding such common stock.
General
Our authorized capital stock consists of 2,000,000,000 shares of common stock, without par value per share. Our common stock is listed on NASDAQ and the Chicago Stock Exchange under the trading symbol “EXC.”
Dividends
Dividends on the common stock will be paid if, when and as determined by our Board of Directors out of funds legally available for this purpose. The rate and timing of future dividends will depend upon our future earnings and financial condition and upon other relevant factors affecting our dividend policy, which we cannot presently determine. As a practical matter, our ability to pay dividends will be governed by the ability of our operating subsidiaries to pay dividends to us.
Voting Rights
Holders of common stock are entitled to one vote for each share held of record by them on all matters presented to shareholders. Pursuant to our Amended and Restated Articles of Incorporation, the holders of common stock do not have cumulative voting rights in the election of directors. Our directors are not classified in respect to the time for which they may hold office. The directors are elected at each annual meeting of shareholders for a one-year term expiring at the next annual meeting of shareholders. Our Bylaws also provide for certain notice requirements for shareholder nominations and proposals at annual meetings and preclude shareholders from bringing business before any special meeting. Certain provisions of Pennsylvania law require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving us.
Liquidation Rights
After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

Preemptive and Other Rights
The holders of our common stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.
Listing
The outstanding shares of our common stock are, and the shares offered hereby will be, listed on NASDAQ.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.
EXELON STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:
•
our debt securities; or

•
debt obligations of third parties, including U.S. Treasury securities,

securing the holders’ obligations to purchase the common stock under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.
EXELON PREFERRED STOCK
General
Exelon’s authorized capital stock includes 100,000,000 shares of preferred stock, no par value. There are no shares of preferred stock outstanding.
Our Board of Directors is authorized, without further shareholder action, to divide the preferred stock into one or more series and to determine the following designations, preferences, limitations and special rights of any series (which for any series will be set forth in the related prospectus supplement):
•
the annual dividend rate or rates;

•
the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of our company;

•
the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

•
the price at and the terms and conditions upon which shares may be redeemed;

•
the terms and amount of any sinking fund for the purchase or redemption of shares of a series; and

•
the exchange or exchanges on which the preferred stock will be listed, if any.

Dividend Rights
The annual dividend rate for each new series of preferred stock and whether such dividends will be cumulative from the date of issuance will be set forth in the applicable prospectus supplement. Dividends will be payable, when declared, quarterly on the first day of February, May, August and November. Any limitations on our rights to pay dividends will be described in the applicable prospectus supplement.
Voting Rights
The voting rights for each new series of preferred stock will be set forth in the applicable prospectus supplement.
Liquidation Rights
The amount per share payable on each series of preferred stock in the event of any voluntary or involuntary liquidation will be set forth in the applicable prospectus supplement.
Redemption Provisions
The redemption provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Sinking Fund
The sinking fund provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Miscellaneous
Holders of our preferred stock will not have any preemptive rights to subscribe for or purchase any additional shares of our capital stock, or other securities or other right or option to purchase shares of capital stock. The new preferred stock, when issued and paid for, will be fully paid and nonassessable.
There is no provision restricting us from purchasing shares of preferred stock in the event of an arrearage in the payment of dividends or sinking fund obligations.
Listing
The prospectus supplement will indicate whether and where the preferred stock to be issued will be listed.
COMED BONDS
The ComEd debt securities will be first mortgage bonds (“bonds”) that will be issued under ComEd’s Mortgage dated July 1, 1923, as amended and supplemented and as further supplemented by a supplemental indenture creating the Bonds. The bonds will bear interest at the rates per annum and will be due and payable on the dates set forth in the applicable prospectus supplement.
We refer to the ComEd Mortgage in this prospectus as the “Mortgage” and to The Bank of New York Mellon Trust Company, N.A. as the “Mortgage Trustee.” The terms “lien of Mortgage,” “mortgage date of acquisition,” “permitted lien,” “prior lien,” “prior lien bonds,” “property additions,” and “utilized under the Mortgage” are used in this prospectus with the meanings given to those terms in the Mortgage.
The Mortgage contains provisions under which substantially all of the properties of ComEd’s electric utility subsidiary, Commonwealth Edison Company of Indiana, Inc., or the Indiana Company, might be subjected to the lien of the Mortgage, if we should so determine, as additional security for our bonds, whereupon that subsidiary would become a “mortgaged subsidiary,” as defined in the Mortgage. Since we have not as yet made any determination as to causing the Indiana Company to become a mortgaged subsidiary, those provisions of the Mortgage that are summarized below that discuss a mortgaged subsidiary as well as us, relate to ComEd only.
We have summarized selected provisions of the Mortgage below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Mortgage. We suggest that you read the complete text of the ComEd Mortgage, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Securities Offered
The bonds will be secured equally with all other bonds outstanding or hereafter issued under our Mortgage.
Security
The Mortgage is a first mortgage lien on substantially all property and franchises currently owned by ComEd. Our transmission and distribution assets are the principal properties subject to the lien of the Mortgage. In addition, any property and franchises hereafter acquired by us will also become subject to the lien of the Mortgage. The lien of the mortgage does not attach to expressly excepted property, as described in the next paragraph, and property which may be acquired by us subsequent to the filing of a bankruptcy proceeding with respect to us under the Bankruptcy Reform Act of 1978. The lien is also subject to permitted liens, as described below, and, in the case of after-acquired property, liens, if any, existing or placed on that property at the time of acquisition thereof.
There are expressly excepted from the lien of our Mortgage, whether now owned or hereafter acquired, certain real estate not used in the public utility business, real estate held by us in the name of a nominee, cash and securities not specifically pledged under the Mortgage, receivables, contracts (other than leases), materials and supplies not included in utility plant accounts, merchandise, automobiles, trucks and other transportation equipment and office furniture and equipment.
We have agreed under the Mortgage to hold legal title to the mortgaged property free and clear of all liens other than permitted liens, as defined in the Mortgage. Permitted liens are generally liens or restrictions that do not materially interfere with our use of the mortgaged property for the conduct of our business. Permitted liens include liens for real estate taxes, assessments and governmental charges that are not delinquent or are being contested in good faith; liens for judgments that are being appealed or whose enforcement has been stayed; rights reserved to or vested in municipalities or public authorities under franchises, grants, licenses or permits held by us; leases; easements, reservations, exceptions, conditions, limitations and restrictions affecting the mortgaged property which do not materially interfere with our use of the mortgaged property; zoning laws and ordinances; and inconsequential defects or irregularities in title that, in the opinion of our counsel, may be properly disregarded. In the event that the Mortgage lien on a particular piece of mortgaged property were to be foreclosed, such property would remain subject to liens for taxes on that property. Other liens on that property, to the extent prior to the lien of the Mortgage and representing monetary obligations, would be entitled to payment from the foreclosure sale proceeds prior to any sums being paid to the holders of the bonds.
The bonds will rank equally with all bonds, irrespective of series, now or hereafter outstanding under our Mortgage.
Acquisitions of Property Subject to Prior Liens
We covenant in the Mortgage that we will not acquire any property subject to a prior lien (other than a permitted lien):

•
if the principal amount of prior lien bonds outstanding thereunder and under other prior liens upon such prior lien property exceeds 66 2∕3% of the fair value of such part of such property as shall consist of property of the character of property additions; and

•
unless the net earnings of such property for any twelve-month period within the immediately preceding fifteen-month period shall have been at least two and one-half times the annual interest on all prior lien bonds secured by prior liens on such property.

We also covenant that we will not transfer all or substantially all of our property to any other corporation, the property of which is subject to a prior lien, unless the property of such other corporation could be acquired by us under the provisions of such covenant with respect to the acquisition of property subject to a prior lien.
We covenant in the Mortgage that we will not issue additional prior lien bonds under any prior lien, and that as soon as all prior lien bonds shall cease to be outstanding under any prior lien, we will promptly procure or cause to be procured the cancellation and discharge of that prior lien. We further covenant that upon the discharge of a prior lien we will cause any cash on deposit with the prior lien trustee (other than cash deposited for the payment or redemption of outstanding prior lien bonds) to be deposited with the Mortgage Trustee, except to the extent required to be deposited with the trustee under another prior lien.
Release of Property from Mortgage
Provided that we are not in default under the Mortgage, the Mortgage allows us to release property from the lien of the Mortgage in connection with its sale or other disposition. Under these provisions, we may obtain the release of mortgaged property by:
•
delivering to the Mortgage Trustee specified certificates describing the property to be sold or disposed and the consideration to be received and stating its fair value;

•
delivering an opinion of counsel as to compliance with the provisions of the Mortgage governing such release; and

•
depositing cash with the Mortgage Trustee in an amount equal to the fair value of the property to be released, subject to reduction or elimination as hereinafter described.

“Fair value” is defined as the fair value to us of the property in question. Fair value is determined by one of our engineers; however, a determination by an independent engineer is also required if the fair value of the property in question exceeds 1% or more of the outstanding principal amount of the bonds under the Mortgage. The required cash deposit may be reduced, or eliminated entirely, by utilizing net property additions or bondable bond retirements not previously utilized under the Mortgage.
We have used these provisions from time to time to release substantial amounts of property from the lien of the Mortgage. In December 1999, we obtained the release of our fossil generation assets in connection with their sale to a third party. In January 2001, we obtained the release of, among other things, our nuclear generation assets in connection with their transfer to our affiliate, Generation, as part of the restructuring undertaken by Exelon. In both cases, the releases were accomplished without the deposit of cash due to the availability of sufficient amounts of unutilized bondable bond retirements and net property additions.
Issuance of Additional Bonds
The Mortgage provides that no bonds may be issued which, as to security, will rank ahead of the bonds that may be sold pursuant to this prospectus but, as indicated below, we may, subject to certain limitations, acquire property subject to prior liens. Nonetheless, subject to the limitations discussed below, we may issue additional bonds under the Mortgage with the same priority as the bonds that may be sold pursuant to this prospectus, including bonds having the same series designation and terms as the bonds that may be sold pursuant to this prospectus, without the approval of the holders of outstanding bonds under the Mortgage, including the holders of any outstanding bonds issued pursuant to this prospectus.
The aggregate principal amount of other bonds that may be issued under the Mortgage and that, as to security, will rank equally with the bonds that may be sold pursuant to this prospectus is not limited except as indicated below. Additional bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:
•
66 2∕3% of net property additions not previously utilized under the Mortgage;

•
the amount of cash deposited with the Mortgage Trustee as the basis for the issuance of those bonds; and

•
the amount of bondable bond retirements not previously utilized under the Mortgage;

provided, however, that no bonds may be issued on the basis of net property additions or deposited cash, or on the basis of bondable bond retirements if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except when the bonds retired or being retired mature within two years), unless our net earnings for any twelve-month period within the immediately preceding fifteen-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Mortgage, including the bonds then proposed to be issued but not including any bonds then being retired.
The Mortgage provides that cash deposited with the Mortgage Trustee as a basis for the issuance of bonds shall be:
•
paid over to us in an amount, certified to the Mortgage Trustee, equal to 66 2∕3% of the amount of net property additions not previously utilized under the Mortgage, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Mortgage, or both, or

•
applied to the purchase or redemption of bonds.

“Net earnings” means our earnings as defined in the Mortgage after deducting all charges except:
•
charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;

•
property losses charged to operations;

•
provisions of income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of those taxes;

•
interest charges; and

•
amortization of debt and stock discount and expense or premium.

Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be.
Net nonoperating income from property and securities not subject to the lien of the Mortgage may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be included in net earnings. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.
Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued and it does not contain any restrictions on the issuance of unsecured indebtedness. In addition, the Mortgage does not prohibit a merger or sale of substantially all of our assets or a comparable transaction, unless the lien of the Mortgage is impaired, and does not address the effect on bondholders of a highly leveraged transaction.
Property Additions/Bondable Bond Retirements
“Bondable bond retirements” means an amount equal to the principal amount of bonds retired by application of funds deposited with the Mortgage Trustee for cancellation, whether or not such deposit of funds or surrender of bonds is pursuant to a sinking fund or purchase fund.
“Net property additions” means the amount of $50,000,000, plus the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions, less all “current provisions for depreciation” made by us after December 1, 1944, after deducting from those current provisions for depreciation the amount of the “renewal fund requirement,” if any, for the year 1945 and subsequent years.
“Current provisions for depreciation” for any period means the greater of:
•
the total of the amounts appropriated by us for depreciation during that period on all property of the character of property additions not subject to a prior lien, increased or decreased, as the case may be, by net salvage value for that period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; and

•
an amount equal to one-twelfth of 2% for each calendar month of that period (or such lesser percentage, as may, at stated intervals, be certified by an independent engineer as adequate) of the original cost, as of the beginning of that month, of all depreciable property of the character of property additions not subject to a prior lien.

Renewal Fund Requirement
We covenant in the Mortgage that we will pay or cause to be paid to the Mortgage Trustee each year an amount of cash equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions for that year. That excess amount, which constitutes the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Mortgage Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Mortgage. There was no renewal fund requirement for any of the years 1945 through 2011, except as noted in the following table. Any renewal fund requirement was satisfied by certifying an equivalent amount of property additions, except as indicated in the table.
Renewal Fund Requirement
Year	Amount (in millions)	Year	Amount (in millions)	Year	Amount (in millions)
1989	$140.7	1994	$193.6	2004	$270.7
1990	1.0	1995	15.0*
1993	50.9	1996	139.9*

*
Satisfied by certifying an equivalent amount of bondable bond retirements.

Modification of Mortgage
In general, modifications or alterations of the Mortgage and of the rights and obligations of us and of the bondholders, and waivers of compliance with the Mortgage, may, with our approval, be made at a meeting of bondholders upon the affirmative vote of bondholders owning 80% of the principal amount of the bonds entitled to vote at the meeting with respect to the matter involved, but no such modifications or alterations or waivers of compliance shall be made which will permit the extension of time or times of payment of the principal of or the interest or the premium, if any, on any bonds or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.
Concerning the Mortgage Trustee
An affiliate of the Mortgage Trustee provides general banking services, including those as a depository, for us and certain of our affiliates. The affiliate is also one of the lenders under credit agreements with us and our affiliates.

Rights Upon Default
The Mortgage provides that in case any one or more of certain specified events (defined as “completed defaults”) shall occur and be continuing, the Mortgage Trustee or the holders of not less than 25% in principal amount of the bonds may declare the principal of all bonds, if not already due, together with all accrued and unpaid interest thereon, to be immediately due and payable. The Mortgage Trustee, upon request of the holders of a majority in principal amount of the outstanding bonds, shall waive such default and rescind any such declaration if such default is cured.
The Mortgage further provides that upon the occurrence of one or more completed defaults, the Mortgage Trustee and the Co-Trustee may proceed by such suits of law or in equity to foreclose the lien of the Mortgage or to enforce any other appropriate remedy as the Mortgage Trustee and the Co-Trustee, being advised by counsel, shall determine.
Holders of bonds have no right to enforce any remedy under the Mortgage unless the Mortgage Trustee and the Co-Trustee have first had a reasonable opportunity to do so following notice of default to the Mortgage Trustee and request by the holders of not less than 25% in principal amount of the bonds for action by the Mortgage Trustee and the Co-Trustee with offer of indemnity satisfactory to the Mortgage Trustee and the Co-Trustee against costs, expenses and liabilities that may be incurred thereby, but such provision does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s bonds when due.
Default and Notice Thereof to Bondholders
The Mortgage provides that the following shall constitute completed defaults:
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default shall be made by us in the payment of any installment of interest on any of the bonds when due and such default shall continue for 60 days;

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default shall be made by us in the payment of the principal of any of the bonds when due, whether at maturity or by declaration or otherwise;

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default shall be made by us in the payment of any installment of interest on any prior lien bonds when due, and such default shall continue for 30 days after written notice given to us (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal amount of the bonds;

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default shall be made by us in the payment of the principal of any prior lien bonds when due, whether at maturity or by declaration or otherwise, and such default shall continue for 30 days after written notice to us by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal of the bonds;

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bankruptcy, receivership or similar proceedings shall be initiated by us, or any judgment entered in such proceedings initiated against us shall not have been vacated, set aside or stayed within 45 days after the entry thereof; and

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default shall be made in the observance or performance of any other of our covenants, conditions or agreements contained in the Mortgage or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for 90 days after written notice to us and the Mortgage Trustee by the holders of not less than 25% in principal amount of the bonds.

Within 90 days after the occurrence of any default which is known to the Mortgage Trustee and the Co-Trustee, the Mortgage Trustee and the Co-Trustee shall give to the bondholders notice of such default unless it shall have been cured; except, in case of defaults in the payment of principal of or interest on the bonds, or in the payment of any sinking fund or purchase fund installment, if the Mortgage Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders and the Co-Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders.

Certificates and Opinions
Officers’ certificates evidencing compliance with the covenants in the Mortgage relating to the payment of taxes and the maintenance of insurance on our properties subject to the lien of the Mortgage must be filed as exhibits to our certificate filed annually with the Mortgage Trustee. In connection with the taking of various actions by the Mortgage Trustee and the Co-Trustee, or the Mortgage Trustee upon our application, including the authentication and delivery of additional bonds, the release of property, the reduction or withdrawal of cash and other matters, the Mortgage requires that we furnish to the Mortgage Trustee orders, requests, resolutions, certificates of the officers, engineers, accountants and appraisers, and opinions of counsel and other documents, the particular documents to be furnished in each case being dependent upon the nature of the application.

PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
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the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Houston, Texas, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this prospectus by reference to Commonwealth Edison Company’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon and ComEd each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
Exelon Corporation (Exchange Act File No. 001-16169)
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The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

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Exelon’s Annual Report on Form 10-K for the year ended December 31, 2024; and

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Exelon’s Current Reports on Form 8-K filed with the SEC on February 19, 2025, February 21, 2025 and March 10, 2025.

Commonwealth Edison Company (Exchange Act File No. 001-1839)
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ComEd’s Annual Report on Form 10-K for the year ended December 31, 2024

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Up to $2,500,000,000
Exelon Corporation
Common Stock
PROSPECTUS SUPPLEMENT
Barclays	BNP Paribas	BofA Securities
Citigroup	Credit Agricole CIB	Goldman Sachs & Co. LLC
J.P. Morgan	Mizuho	Morgan Stanley
MUFG	RBC Capital Markets	Scotiabank
Wells Fargo Securities
May 1, 2025